					Exhibit A

TEXAS-NEW MEXICO POWER COMPANY AND SUBSIDIARIES
(a wholly owned subsidiary of TNP Enterprises, Inc.)
CONSOLIDATING STATEMENTS OF INCOME (LOSS)
For the Year Ended December 31, 2000
(Amounts in Thousands)

	Texas-New Mexico Power Company	Texas Generating Company	Texas Generating Company II	Consolidating Entries	Texas-New Mexico Power Company Consolidated

OPERATING REVENUES	$ 644,035	$ 4,278	$ 5,561	$ (9,839)	$ 644,035
	__________	__________	__________	__________	__________
OPERATING EXPENSES:
Purchased power and fuel	348,461	-	-	-	348,461
Other operating and maintenance	107,305	-	-	(9,839)	97,466
Depreciation of utility plant	31,514	4,278	5,561	-	41,353
Charge for recovery of stranded plant	18,306	-	-	-	18,306
Taxes other than income taxes	34,615	-	-	-	34,615
Income taxes	22,281	96	(2)	-	22,375
	__________	__________	__________	_____________	___________
Total operating expenses	562,482	4,374	5,559	(9,839)	562,576
	__________	__________	__________	_____________	___________
NET OPERATING INCOME (LOSS)	81,553	(96)	2	-	81,459
	__________	__________	__________	_____________	___________
OTHER INCOME (LOSS):
Other income and deductions, net	1,523	15	13	75	1,626
Income taxes	(597)	(5)	(4)	-	(606)
	__________	__________	__________	_____________	___________
Other income (loss), net of taxes	926	10	9	75	1,020

INCOME (LOSS) BEFORE INTEREST CHARGES	82,479	(86)	11	75	82,479
	__________	__________	__________	_____________	___________
INTEREST CHARGES:
Interest on long-term debt	35,231	-	-	-	35,231
Other interest and amortization of debt-related costs	5,291	-	-	-	5,291
	__________	__________	__________	_____________	___________
Total interest charges	40,522	-	-	-	40,522
	__________	__________	__________	_____________	___________
NET INCOME (LOSS)	41,957	(86)	11	75	41,957
Dividends on preferred stock and other	38	-	-	-	38
	__________	__________	__________	_____________	___________
INCOME (LOSS) APPLICABLE TO COMMON STOCK	$ 41,919	$ (86)	$ 11	$ 75	$ 41,919
	__________	__________	__________	_____________	___________

					Exhibit A

TEXAS-NEW MEXICO POWER COMPANY AND SUBSIDIARIES
(a wholly owned subsidiary of TNP Enterprises, Inc.)
CONSOLIDATING STATEMENTS OF RETAINED EARNINGS
For the Year Ended December 31, 2000
(Amounts in Thousands)
					Texas-
	Texas-	Texas	Texas		New Mexico
	New Mexico	Generating	Generating	Consolidating	Power Company
	Power Company	Company	Company II	Entries	Consolidated

BALANCE AT DECEMBER 31, 1999	$ 90,302	$ (54,955)	$ (25,143)	$ 80,098	$ 90,302
Net income (loss)	41,957	(86)	11	75	41,957
Dividends on preferred stock	(51)	-	-	-	(51)
Dividends on common stock	(31,500)	-	-	-	(31,500)
Gain on retirement of preferred stock	13	-	-	-	13
	____________	____________	____________	____________	____________
BALANCE AT DECEMBER 31, 2000	$ 100,721	$ (55,041)	$ (25,132)	$ 80,173	$ 100,721
	____________	____________	____________	____________	____________
	____________	____________	____________	____________	____________

					Exhibit A

TEXAS-NEW MEXICO POWER COMPANY AND SUBSIDIARIES
(a wholly owned subsidiary of TNP Enterprises, Inc.)
CONSOLIDATING BALANCE SHEET
December 31, 2000
(Amounts in Thousands)
					Texas-
	Texas-	Texas	Texas		New Mexico
	New Mexico	Generating	Generating	Consolidating	Power Company
	Power Company	Company	Company II	Entries	Consolidated
ASSETS
UTILITY PLANT	$ 945,054	$ 170,000	$ 212,750	$ -	$ 1,327,804
Less: accumulated depreciation	320,166	44,357	51,293	-	415,816
	____________	___________	___________	___________	___________
Net utility plant	624,888	125,643	161,457	-	911,988
	____________	___________	___________	___________	___________

INVESTMENT IN SUBSIDIARY COMPANIES	(80,153)	-	-	80,153	-
TNP ONE REPLACEMENT NOTES	417,750	-	-	(417,750)	-
OTHER PROPERTY AND INVESTMENTS, at cost	206	-	-	-	206
CURRENT ASSETS:
Cash and cash equivalents	2,102	265	246	-	2,613
Accounts receivable	130,841	47,908	159,516	(316,897)	21,368
Deferred purchased power and fuel costs	1,977	-	-	-	1,977
Other current assets	5,037	-	-	-	5,037
	____________	___________	___________	___________	___________
Total current assets	139,957	48,173	159,762	(316,897)	30,995
	____________	___________	___________	___________	___________

LONG-TERM AND OTHER ASSETS:
Recoverable stranded costs	(821)	537	284	-	-
Deferred purchased power and fuel costs	37,251	-	-	-	37,251
Deferred charges	18,057	-	-	-	18,057
	____________	___________	___________	___________	___________
Total long-term and other assets	54,487	537	284	-	55,308
	____________	___________	___________	___________	___________
	$ 1,157,135	$ 174,353	$ 321,503	$ (654,494)	$ 998,497
	____________	___________	___________	___________	___________
	____________	___________	___________	___________	___________
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
Common shareholder's equity:
Common stock	$ 107	$ 10	$ 10	$ (20)	$ 107
Capital in excess of par value	222,149	-	-	-	222,149
Retained earnings (deficit)	100,721	(55,041)	(25,132)	80,173	100,721

Total common shareholder's equity	322,977	(55,031)	(25,122)	80,153	322,977
Long-term debt, less current maturities	426,327	205,000	212,750	(417,750)	426,327
	____________	___________	___________	___________	___________
Total capitalization	749,304	149,969	187,628	(337,597)	749,304
	____________	___________	___________	___________	___________
CURRENT LIABILITIES:
Accounts payable	158,271	50,599	146,353	(316,897)	38,326
Other current liabilities	152,315	(50,068)	(34,833)	-	67,414
	____________	___________	___________	___________	___________
Total current liabilities	310,586	531	111,520	(316,897)	105,740
	____________	___________	___________	___________	___________
LONG-TERM AND OTHER LIABILITIES:
Regulatory tax liabilities	6,371	-	-	-	6,371
Accumulated deferred income taxes	53,969	23,853	22,355	-	100,177
Accumulated deferred investment tax credits	22,377	-	-	-	22,377
Deferred credits	14,528	-	-	-	14,528
	____________	___________	___________	___________	___________
Total long-term and other liabilities	97,245	23,853	22,355	-	143,453
	____________	___________	___________	___________	___________
	$ 1,157,135	$ 174,353	$ 321,503	$ (654,494)	$ 998,497
	____________	___________	___________	___________	___________
	____________	___________	___________	___________	___________

		Exhibit B

TEXAS-NEW MEXICO POWER COMPANY AND SUBSIDIARIES
(a wholly owned subsidiary of TNP Enterprises, Inc.)
Financial Data Schedule
For the Period Ending December 31, 2000
(Amounts in Thousands)

Item No.	Caption Heading	Amount

1	Total Assets	$ 998,497

2	Total Operating Revenues	644,035

3	Net Income (Loss)	41,957